UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On January 9, 2018, Denbury Resources Inc. (the “Company”) closed its previously announced private exchange offers (the “Exchange Offers”), which expired according to their terms on January 5, 2018. In these Exchange Offers, qualified institutional buyers or non-U.S. persons holding approximately $174.3 million aggregate principal amount of the Company’s outstanding senior subordinated notes due 2021, 2022 and 2023 (the “Old Notes”) exchanged those Old Notes for approximately $133.5 million of New Notes (as defined below).

The New Notes consist of approximately $74.1 million aggregate principal amount of 9¼% Senior Secured Second Lien Notes due 2022 (the “New Second Lien Notes”) and approximately $59.4 million aggregate principal amount of new 5% Convertible Senior Notes due December 15, 2023 (the “New Convertible Notes” and together with the New Second Lien Notes, the “New Notes”). The Old Notes exchanged consisted of approximately $11.6 million aggregate principal amount of 6⅜% Senior Subordinated Notes due 2021 (the “2021 Notes”), reducing the outstanding principal amount of the 2021 Notes to $203.5 million, approximately $94.2 million aggregate principal amount of 5½% Senior Subordinated Notes due 2022 (the “2022 Notes”), reducing the outstanding principal amount of the 2022 Notes to $314.6 million, and approximately $68.5 million aggregate principal amount of 4⅝% Senior Subordinated Notes due 2023 (the “2023 Notes”), reducing the outstanding principal amount of the 2023 Notes to $308.0 million.

The New Notes were offered in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) therein. A copy of the press release regarding the results of the Exchange Offers is filed as Exhibit 99.1 hereto.

Indenture for the 9¼% Senior Secured Second Lien Notes due 2022 and Collateral Joinder

The New Second Lien Notes were issued as Additional Notes pursuant to an Indenture dated December 6, 2017 (the “New Second Lien Notes Indenture”) among the Company, the Company’s subsidiaries that are guarantors of the New Notes (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The New Second Lien Notes are secured by second-priority liens on substantially all of the assets that secure the Company’s senior secured bank credit facility (the “Collateral”) and are secured on a parity basis with the Company’s existing 9% Senior Secured Second Lien Notes due 2021 (the “2021 Second Lien Notes”) issued in May 2016, and therefore are effectively pari passu with the 2021 Second Lien Notes.

In connection with the New Second Lien Notes issued in the Exchange Offers, Wilmington Trust, National Association, as representative of the holders of the New Second Lien Notes, and the Collateral Trustee, entered into a collateral trust joinder (the “Collateral Trust Joinder”) pursuant to that certain Collateral Trust Agreement, dated as of May 10, 2016, pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of the Collateral for the benefit of the holders of the New Second Lien Notes and other parity lien obligations, if any. This description of the Collateral Trust Joinder is qualified in its entirety by reference to the full text of the Collateral Trust Joinder attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Second Lien Notes from time to time under the New Second Lien Notes Indenture.

Descriptions of the New Second Lien Notes Indenture and the New Second Lien Notes are included in the Current Report on Form 8-K filed by the Company on December 12, 2017, and such descriptions are qualified in their entirety by reference to the full text of the New Second Lien Notes Indenture and the New Second Lien Notes, which are attached as Exhibits 4.1 and 4.2 to the Current Report on Form 8-K filed by the Company on December 12, 2017, and are incorporated herein by reference.

Indenture for the 5% Convertible Senior Notes due 2023

The New Convertible Notes were issued pursuant to an Indenture dated January 9, 2018 (the “New Convertible Notes Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The New Convertible Notes are the Company’s general senior obligations, mature on December 15, 2023, accrue interest at a rate of 5% per annum, with interest payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2018. The Company does not have the right to redeem the New Convertible Notes prior to their maturity. The payment of the principal, premium and interest on the New

Convertible Notes is fully and unconditionally, jointly and severally, guaranteed on a senior basis by the Company’s subsidiaries currently holding substantially all of its assets, operations and income and by certain of its future domestic subsidiaries. The New Convertible Notes Indenture contains customary covenants that restrict the Company’s and its restricted subsidiaries’ ability to: (i) incur additional debt; (ii) pay dividends on the Company’s capital stock or redeem, repurchase or retire such capital stock or subordinated debt (including the Old Notes); (iii) make investments; (iv) create liens on the Company’s assets; (v) create limitations on the Company’s restricted subsidiaries’ ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company’s affiliates; (vii) transfer or sell assets; and (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries. The New Convertible Notes Indenture also requires that certain of the Company’s future subsidiaries guarantee the New Convertible Notes. The New Convertible Notes Indenture requires that in the case of a change of control the Company must offer to purchase all of the New Convertible Notes at a price equal to 101% of the principal amount of the New Convertible Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the New Convertible Notes Indenture. If an event of default with respect to the New Convertible Notes occurs, the principal of and accrued but unpaid interest on the New Convertible Notes may be declared due and payable by the Trustee or the holders of 25% in principal amount of the outstanding New Convertible Notes in the manner provided in the New Convertible Notes Indenture.

The New Convertible Notes are convertible into shares of the Company’s common stock at any time, at the option of the holders, at a rate of 281.69 shares of common stock per $1,000 principal amount of New Convertible Notes, subject to customary adjustments to the conversion rate and threshold price with respect to, among other things, stock dividends and distributions, mergers and reclassifications. The New Convertible Notes will be automatically converted into shares of common stock at this rate if the volume weighted average trading price of the Company’s common stock equals or exceeds the threshold price, which initially is $3.55 per share, for 10 trading days in any period of 15 consecutive trading days, subject to satisfaction of certain other conditions. Additionally, the Company may, based on a determination of its Board of Directors that such changes are in the best interests of the Company, and subject to certain limitations, increase the conversion rate (which increase in conversion rate is limited until January 9, 2019 to no greater than 393.55 shares of common stock per $1,000 principal amount of New Convertible Notes). Any such conversion rate increase would cause a proportional decrease in the threshold price for mandatory conversions, and thereby would enable the Company to require a mandatory conversion into common stock at a lower price than the initial or then-prevailing threshold price.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Convertible Notes from time to time under the New Convertible Notes Indenture (the “Additional Convertible Notes”). The New Convertible Notes and the Additional Convertible Notes, if any, will be treated as a single class for all purposes of the New Convertible Notes Indenture, including waivers, amendments, redemptions and offers to purchase.

The foregoing descriptions of the New Convertible Notes Indenture and the New Convertible Notes are qualified in their entirety by reference to the full text of the New Convertible Notes Indenture and the New Convertible Notes, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference, insofar as it relates to the creation of direct financial obligations.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The information under the caption “Indenture for the 5% Convertible Senior Notes due 2023” in Item 1.01 above is incorporated herein by reference, insofar as the issuance of the New Convertible Notes in the Exchange Offers could constitute the issuance without registration of up to 16,743,372 shares of the Company’s common stock into which the New Convertible Notes are convertible (subject to adjustment and based upon the current conversion rate). The New Convertible Notes were issued to qualified institutional buyers or non-U.S. persons in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Section 8 – Other Events

Item 8.01 – Other Events

Combined Results of December 6th and January 9th Private Exchanges

Combining the previously announced privately negotiated note exchanges with institutional investors that closed on December 6, 2017, and the Exchange Offers described in Item 1.01 above, the Company has issued approximately $455.7 million aggregate principal amount of New Second Lien Notes, approximately $59.4 million aggregate principal amount of New Convertible Senior Notes and approximately $84.7 million aggregate principal amount of new 3½% Convertible Senior Notes due 2024 (the “2024 Convertible Senior Notes”), all in exchange for approximately $11.6 million aggregate principal amount of 2021 Notes, approximately $458.3 million aggregate principal amount of 2022 Notes and approximately $314.3 million aggregate principal amount of 2023 Notes. The two sets of exchanges have resulted in an aggregate net reduction of outstanding debt principal of approximately $184.4 million. This aggregate net debt reduction could increase to approximately $269 million if all of the 2024 Convertible Senior Notes convert to Company common stock (based upon issuance of up to 38,939,000 shares at the current conversion rate for such notes), and could increase further to approximately $329 million if all of the New Convertible Senior Notes also convert into Company common stock (based upon issuance of up to 16,743,372 shares at the current conversion rate for such notes).

Execution and Delivery of Mortgage Amendments

As required by Section 10.02(a) of the New Second Lien Notes Indenture, the Company affirms that Denbury Onshore, LLC, a subsidiary of the Company, has timely executed and delivered for recording amendments to the existing mortgages that secure the Company’s 2021 Second Lien Notes in order, upon recording of such amendments, to secure the New Second Lien Notes.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*
Indenture, dated as of January 9, 2018, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee, with respect to $59,439,000 aggregate principal amount of 5% Convertible Senior Notes due 2023.

4.2*	Form of Global Note representing the 5% Convertible Senior Notes due 2023 (included in Exhibit 4.1).
4.3
Indenture, dated as of December 6, 2017, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $381,568,000 aggregate principal amount of 9¼% Senior Secured Second Lien Notes due 2022 (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the Company on December 12, 2017, File No. 001-12935).

4.4	Form of Global Note representing the 9¼% Senior Secured Second Lien Notes due 2022 (incorporated by reference to Exhibit 4.2 of Form 8-K filed by the Company on December 12, 2017, File No. 001-12935).
10.1*
Collateral Trust Joinder, dated as of January 9, 2018, among the Company, the Subsidiary Guarantors named therein, Wilmington Trust, National Association, as Trustee, the other parity lien representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee.

99.1*	Denbury Press Release, dated January 8, 2018.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 11, 2018	By:	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated as of January 9, 2018, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee, with respect to $59,439,000 aggregate principal amount of 5% Convertible Senior Notes due 2023.

4.2	Form of Global Note representing the 5% Convertible Senior Notes due 2023 (included in Exhibit 4.1).
10.1
Collateral Trust Joinder, dated as of January 9, 2018, among the Company, the Subsidiary Guarantors named therein, Wilmington Trust, National Association, as Trustee, the other parity lien representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee.

99.1	Denbury Press Release, dated January 8, 2018.